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                                                                       EXHIBIT 5



             Opinion and Consent of Brobeck, Phleger & Harrison LLP

                                 August 25, 2000



E*TRADE Group, Inc.
4500 Bohannon Drive
Menlo Park, California 94025



     Re: E*TRADE Group, Inc. - Registration Statement for Offering of 1,186,671 Shares of Common Stock
          ------------------------------------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,186,671 shares of the Company's common stock (the "Shares") issuable under the Versus Technologies, Inc. Stock Option Plan (the "Plan"). The Plan, together with the outstanding options thereunder, has been assumed by the Company in connection with the Company's acquisition of Versus Technologies, Inc. pursuant to an Agreement and Plan of Reorganization dated June 14, 2000.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of outstanding option agreements duly authorized under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, or the Shares.


                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP